UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 31, 2008
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In December 2008, the Nominating and Corporate Governance Committee of the Board of Directors of Pride International, Inc. approved a revised form of award agreement under Pride’s 2004 Directors’ Stock Incentive Plan to be used for grants of restricted stock units to directors, which will be effective for all grants made after December 31, 2008. The revised form addresses, among other things, Section 409A of the Internal Revenue Code of 1986 and related guidance and the payment of dividend equivalents. The revised form also deletes provisions that were applicable only with respect to grants made during 2008.
     Also in December 2008, the Compensation Committee of the Board approved forms of award agreement under Pride’s 2007 Long-Term Incentive Plan.
     The forms of award agreement are filed as exhibits to this Current Report and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Form of 2004 Directors’ Stock Incentive Plan Restricted Stock Unit Agreement.

10.2	Form of 2007 Long-Term Incentive Plan Non-Qualified Stock Option Agreement.

10.3	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement.

10.4	Form of 2007 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (with additional provisions).

10.5	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement (with additional provisions).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ W. Gregory Looser
W. Gregory Looser
Senior Vice President - Legal, Information Strategy and General Counsel

Date: December 31, 2008

EXHIBIT INDEX

No.	Description

10.1	Form of 2004 Directors’ Stock Incentive Plan Restricted Stock Unit Agreement.

10.2	Form of 2007 Long-Term Incentive Plan Non-Qualified Stock Option Agreement.

10.3	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement.

10.4	Form of 2007 Long-Term Incentive Plan Non-Qualified Stock Option Agreement (with additional provisions).

10.5	Form of 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement (with additional provisions).

4